Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated January 16, 2015, with respect to the combined financial statements of Educational Technology and Services (A Division of Scholastic Corporation) included in: (i) the Registration Statement on Form S-8 (File No. 333-204519); (ii) the Registration Statement on Form S-8 (File No. 333-192404); and (iii) the Registration Statement on Form S-3ASR (File No. 333-203774); of Houghton Mifflin Harcourt Company, included in this Current Report Amendment No. 1 on Form 8-K/A.

/s/ Ernst & Young LLP
New York, NY
August 11, 2015